UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 2, 2012

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, the board of directors (the “Board”) of Ares Capital Corporation, a Maryland corporation (the “Company”), approved, effective October 31, 2012, increasing the size of the Board from nine to ten members and, on the recommendation of the Nominating and Governance Committee of the Board, appointing Steve Bartlett as an independent Class II director to fill the vacancy created by such increase, also effective October 31, 2012.

The initial term of Mr. Bartlett, a Class II director, will begin October 31, 2012 and expire at the 2015 annual meeting of stockholders of the Company.  The Board has determined that Mr. Bartlett is independent within the meaning of the independence standards of the Securities and Exchange Commission and the NASDAQ Marketplace Rules.  As an independent director, Mr. Bartlett will receive the same compensation as that provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC.

For more than 12 years, Mr. Bartlett served as President and Chief Executive Officer of the Financial Services Roundtable until his recently announced retirement from these positions.  Currently, Mr. Bartlett sits on the Board of Directors of BIPAC and Easter Seals of Greater Washington, DC.  In 2001, Mr. Bartlett served on the President’s Commission on Excellence in Special Education.  Mr. Bartlett previously served as the Mayor of Dallas, Texas from 1991-1995, a member of the United States Congress from 1983 to 1991, and a member of the Dallas City Council from 1977 to 1981.  Mr. Bartlett also founded Meridian Products Corporation, a manufacturer of injection-molded plastics in 1976.  Mr. Bartlett previously served on the Board of Governors of the National YMCA and on the Board of Directors for the following companies: Centene Corporation (NYSE), IMCO Recycling, Inc. (NYSE), KB Home Corporation (NYSE), Sun Coast Industries (NYSE), Dallas Can! and Grace Presbyterian Village.  Mr. Bartlett also served as co-chair of Character Counts of Dallas and chair of the Trinity Trails.  Mr. Bartlett also served on the Dallas-Fort Worth International Airport Board.  Mr. Bartlett graduated from the University of Texas at Austin in 1971, later serving as a guest lecturer at the Lyndon B. Johnson School of Public Affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: October 3, 2012

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer